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                                   FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                         of the Securities Act of 1934

        Date of Report (Date of earliest event reported)  JULY 25, 1997





                   AMERICAN ENTERTAINMENT GROUP, INC.
         (Exact Name of Registrant as Specified in its Charter)





          COLORADO                      0-22174                83-0277375
      (State or Other                 (Commission             IRS Employer
      Jurisdiction of                 File Number)         Identification No.)
       Incorporation
      or Organization)





                       160 Bedford Road, Suite 306
                     TORONTO, ONTARIO, CANADA M5R 2K9
             (Address of Principal Executive Offices, Zip Code)


                             (416) 920-1919
           (Registrant's telephone number, including area code)


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                                 FORM 8-K
                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d)
                      of the Securities Act of 1934

Item 1.  CHANGES IN CONTROL OF REGISTRANT.
         Not Applicable

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         Not Applicable

Item 3.  BANKRUPTCY OR RECEIVERSHIP.
         On July 24, 1997, the Registrant filed for protection of Chapter 11 of the U.S. Bankruptcy Code. The Board of Directors took this step as a direct result of the actions of the Banque National de Paris (Canada) (BNP) and the VIP Phone Club, Inc. (VIP), a private Delaware corporation.

         During the past year, the principal activity of the Registrant has been the collection of the accounts receivable assigned by VIP to AEG Entertainment, Limited (AEL), a wholly-owned subsidiary of the Registrant. These activities have been carried out in the State of Maryland. BNP had provided financing to AEL of a $5,000,000 US revolving line of credit to be used to finance the accounts receivable and contract amounts receivable of VIP, with the Registrant, among others, providing a guarantee on such financing.

          In December, 1996, the Registrant received a notification from BNP of a default in the loan between VIP and BNP, and that BNP had commenced an action in the State of Maryland against VIP. Subsequently, BNP commenced an action in the Ontario Courts against the Registrant and AEL for payment of the outstanding loan balance, and filed a motion in the Courts of Ontario (Toronto) asking that a Receiver be appointed over the property and assets for both the Registrant and AEL. The Ontario Court ordered the appointment of the accounting firm of Price Waterhouse Limited as receiver, without security, "of all the present and future undertaking, property and assets of whatsover nature and kind and wherever situate." The Registrant has filed a Motion to Intervene regarding BNP and VIP and the VIP receivership in the VIP litigation which BNP commenced in Maryland. This Motion is still pending. Additionally, On July 24, 1997, the Registrant commenced litigation in the State Circuit Court for Baltimore County, Maryland against the Banque National de Paris (Canada) (BNP), VIP Phone Club, Inc. (VIP), a private Delaware corporation, and its affiliates, the Maryland litigation receiver in the VIP litigation, Mr. Joel Katz, the owner of VIP and its affiliated entities and certain of Mr. Katz's associates. The Registrant has asked the Court for recision of the contractual relationship with BNP, including the guarantee of the Registrant, or in the alternative, credit and interest for amounts alleged to have been converted by BNP and its co-conspirators, and for compensatory and punitive damages against the named defendants in the amount of approximately $850 Million and for such other remedies as the Court may deem appropriate based upon fraud, conversion, breach of fiduciary duty, conspiracy, damage to the Registrant's business undertakings, and for violation of the Federal Racketeering Statutes (RICO).


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         As a result of BNP's actions, BNP has interferred with the
Registrant and its subsidiaries' cash flow, making it impossible for the Registrant and AEL to meet their obligations in a timely fashion. The Board of Directors therefore determined that it was in the best interests of the Registrant to seek protection under Chapter 11 of the U.S. Bankruptcy Code. The filing was commenced in the U.S. Bankruptcy Court for the Eastern District of Maryland. The Registrant was granted status as debtor-in-possession, subject to the supervision and orders of the Bankruptcy Court.

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
         Not Applicable

Item 5.  OTHER EVENTS
         Not Applicable

Item 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.
         Not Applicable

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. Not Applicable

Item 8.  CHANGE IN FISCAL YEAR.
         Not Applicable

Item 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         As of July 21, 1997, the Registrant has sold a total of 200,000 common shares at prices ranging from $.10US to $.20US per share, in cash, to two individuals, both of whom are residents of Canada, pursuant to Regulation S.

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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   AMERICAN ENTERTAINMENT GROUP, INC.





                                   By:      /s/ JOEL WAGMAN
                                      ----------------------------------
                                                Joel Wagman
                                                 Chairman



Dated: July 25, 1997